BANTA CORPORATION

                            DIRECTOR STOCK GRANT PLAN


             1. Purpose. The purpose of the Banta Corporation Director Stock Grant Plan (the "Plan") is to promote the best interests of Banta Corporation (the "Company") and its shareholders by providing a means to attract and retain competent independent directors and to provide opportunities for additional stock ownership by such directors which will further increase their proprietary interest in the Company and, consequently, their identification with the interests of the shareholders of the Company.

             2. Administration. The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (the "Administrator"), subject to review by the Board of Directors (the "Board"). The Administrator may adopt such rules and regulations for carrying out the Plan as it may deem proper and in the best interests of the Company. The interpretation by the Board of any provision of the Plan or any related documents shall be final.

             3. Stock Subject to the Plan. Subject to adjustment in accordance with the provisions of paragraph 6, the total number of shares of common stock, $.10 par value, of the Company ("Common Stock") available for issuance under the Plan shall be 25,000. Shares of Common Stock to be delivered under the Plan shall be made available from presently authorized but unissued Common Stock or authorized and issued shares of Common Stock reacquired and held as treasury shares, or a combination thereof. In no event shall the Company be required to issue fractional shares of Common Stock under the Plan. Whenever under the terms of the Plan a fractional share of Common Stock would otherwise be required to be issued, there shall be paid in lieu thereof one full share of Common Stock.

             4. Eligible Directors and Director Grants. Each member of the Board who is not an employee of the Company or any subsidiary of the Company and who is paid a cash retainer fee by the Company for service as a director ("Eligible Director") shall be eligible to receive shares of Common Stock under the Plan. After January 1 but before January 15 of each year following the effective date of the Plan, each Eligible Director shall receive such number of shares of Common Stock equal to the quotient (rounded up to the nearest whole number) obtained by dividing 50% of the then current annual retainer fee payable to the Company's directors by the last sale price of the Common Stock as reported on The Nasdaq Stock Market on the last day on which shares of Common Stock are traded in the immediately preceding calendar year. An Eligible Director who is elected as a director of the Company for the first time after the foregoing payment of Common Stock has been made in any year shall be entitled to receive (within 15 calendar days of his or her election) such number of shares of Common Stock as is equal to the product (rounded up to the nearest whole number) obtained by multiplying the number of shares an Eligible Director received under the Plan in the previous January by a fraction, the numerator of which is the amount of cash retainer (at the then current rate) which the newly-elected director will be paid for the remainder of the year and the denominator of which is 50% of the then annual retainer fee. In lieu of the receipt of shares of Common Stock under the Plan, an Eligible Director will be allowed to defer such award pursuant to the terms of the Company's Deferred Compensation Plan for Certain Directors.

             5. Restrictions on Transfer. Shares of Common Stock acquired under the Plan may not be sold or otherwise disposed of except pursuant to an effective registration statement under the Securities Act of 1933, as amended, or except in a transaction which, in the opinion of counsel, is exempt from registration under said Act. All certificates evidencing shares subject to awards to Eligible Directors may bear an appropriate legend evidencing any such transfer restriction. The Administrator may require each Eligible Director receiving an award under the Plan to represent in writing that such person is acquiring the shares of Common Stock for his or her own account for investment purposes only and without a view to the distribution thereof. All dividends and voting rights for shares issued under the Plan shall accrue as of the issue date thereof.

             6. Adjustment Provisions. In the event of any change in the Common Stock by reason of a declaration of a stock dividend (other than a stock dividend declared in lieu of an ordinary cash dividend), stock split, spin-off, merger, consolidation, recapitalization, or split-up, combination or exchange of shares, or otherwise, the aggregate number of shares available under the Plan shall be appropriately adjusted in order to prevent dilution or enlargement of the benefits intended to be made available under the Plan.

             7. Amendment of Plan. The Board shall have the right to amend the Plan at any time or from time to time in any manner that it may deem appropriate; provided, however, that the provisions of paragraph 4 shall not be amended more than once every six months.

             8. Governing Law. The Plan, all awards hereunder, and all determinations made and actions taken pursuant to the Plan shall be governed by the internal laws of the State of Wisconsin and applicable federal law.

             9. Effective Date and Term of Plan. The effective date of the Plan is January 1, 1997. The Plan shall terminate on such date as may be determined by the Board.